EXHIBIT 99.2

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(Thousands of Dollars)	2014	2013

ASSETS

Current Assets:
Cash and Cash Equivalents	$41,706	$43,364
Receivables, Net	848,510	765,391
Unbilled Revenues	181,284	224,982
Fuel, Materials and Supplies	333,869	303,233
Regulatory Assets	445,962	535,791
Marketable Securities	114,722	92,427
Prepayments and Other Current Assets	135,497	121,861
Total Current Assets	2,101,550	2,087,049

Property, Plant and Equipment, Net	18,254,610	17,576,186

Deferred Debits and Other Assets:
Regulatory Assets	3,241,122	3,758,694
Goodwill	3,519,401	3,519,401
Marketable Securities	518,032	488,515
Other Long-Term Assets	347,596	365,692
Total Deferred Debits and Other Assets	7,626,151	8,132,302

Total Assets	$27,982,311	$27,795,537

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(Thousands of Dollars)	2014	2013

LIABILITIES AND CAPITALIZATION

Current Liabilities:
Notes Payable	$1,046,961	$1,093,000
Long-Term Debt - Current Portion	245,583	533,346
Accounts Payable	608,639	742,251
Regulatory Liabilities	398,985	204,278
Other Current Liabilities	629,508	702,776
Total Current Liabilities	2,929,676	3,275,651

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	4,257,996	4,029,026
Regulatory Liabilities	509,889	502,984
Derivative Liabilities	420,931	624,050
Accrued Pension, SERP and PBOP	787,550	896,844
Other Long-Term Liabilities	863,164	923,053
Total Deferred Credits and Other Liabilities	6,839,530	6,975,957

Capitalization:
Long-Term Debt	8,166,985	7,776,833

Noncontrolling Interest - Preferred Stock of Subsidiaries	155,568	155,568

Equity:
Common Shareholders' Equity:
Common Shares	1,666,767	1,665,351
Capital Surplus, Paid In	6,219,516	6,192,765
Retained Earnings	2,351,421	2,125,980
Accumulated Other Comprehensive Loss	(40,172)	(46,031)
Treasury Stock	(306,980)	(326,537)
Common Shareholders' Equity	9,890,552	9,611,528
Total Capitalization	18,213,105	17,543,929

Total Liabilities and Capitalization	$27,982,311	$27,795,537

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Thousands of Dollars, Except Share Information)	2014	2013	2014	2013

Operating Revenues	$1,892,532	$1,892,590	$5,860,736	$5,523,475

Operating Expenses:
Purchased Power, Fuel and Transmission	716,631	645,881	2,318,993	1,881,992
Operations and Maintenance	344,092	386,700	1,069,015	1,089,960
Depreciation	153,210	149,105	456,224	463,635
Amortization of Regulatory Assets/(Liabilities), Net	(22,531)	70,046	31,826	178,668
Amortization of Rate Reduction Bonds	-	-	-	42,581
Energy Efficiency Programs	118,693	106,097	360,228	306,010
Taxes Other Than Income Taxes	141,527	135,499	421,862	391,846
Total Operating Expenses	1,451,622	1,493,328	4,658,148	4,354,692
Operating Income	440,910	399,262	1,202,588	1,168,783

Interest Expense:
Interest on Long-Term Debt	85,208	84,911	260,076	256,205
Other Interest	4,530	2,565	12,132	(5,622)
Interest Expense	89,738	87,476	272,208	250,583
Other Income, Net	11,860	8,945	19,054	21,655
Income Before Income Tax Expense	363,032	320,731	949,434	939,855
Income Tax Expense	126,539	109,351	345,858	325,442
Net Income	236,493	211,380	603,576	614,413
Net Income Attributable to Noncontrolling Interests	1,879	1,879	5,639	5,803
Net Income Attributable to Controlling Interest	$234,614	$209,501	$597,937	$608,610

Basic and Diluted Earnings Per Common Share	$0.74	$0.66	$1.89	$1.93

Dividends Declared Per Common Share	$0.39	$0.37	$1.18	$1.10

Weighted Average Common Shares Outstanding:
Basic	316,340,691	315,291,346	315,941,904	315,191,752
Diluted	317,554,925	316,218,239	317,186,490	316,061,131

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,
(Thousands of Dollars)	2014	2013

Operating Activities:
Net Income	$603,576	$614,413
Adjustments to Reconcile Net Income to Net Cash Flows Provided by Operating Activities:
Depreciation	456,224	463,635
Deferred Income Taxes	64,755	334,225
Pension, SERP and PBOP Expense	74,296	146,803
Pension and PBOP Contributions	(74,681)	(338,301)
Regulatory Over/(Under) Recoveries, Net	290,111	66,239
Amortization of Regulatory Assets, Net	31,826	178,668
Amortization of Rate Reduction Bonds	-	42,581
Proceeds from DOE Damages Claim, Net	132,138	-
Other	(17,096)	3,158
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	(66,463)	(98,432)
Fuel, Materials and Supplies	(27,147)	(13,134)
Taxes Receivable/Accrued, Net	26,533	(28,609)
Accounts Payable	(69,448)	(112,512)
Other Current Assets and Liabilities, Net	(20,607)	(81,766)
Net Cash Flows Provided by Operating Activities	1,404,017	1,176,968

Investing Activities:
Investments in Property, Plant and Equipment	(1,117,493)	(1,073,759)
Proceeds from Sales of Marketable Securities	388,352	487,729
Purchases of Marketable Securities	(389,406)	(541,070)
Decrease in Special Deposits	-	69,259
Other Investing Activities	(4,669)	(1,137)
Net Cash Flows Used in Investing Activities	(1,123,216)	(1,058,978)

Financing Activities:
Cash Dividends on Common Shares	(356,080)	(341,720)
Cash Dividends on Preferred Stock	(5,639)	(5,802)
Increase/(Decrease) in Notes Payable	6,000	(172,000)
Issuance of Long-Term Debt	650,000	1,350,000
Retirements of Long-Term Debt	(576,650)	(840,600)
Retirements of Rate Reduction Bonds	-	(82,139)
Other Financing Activities	(90)	(13,536)
Net Cash Flows Used in Financing Activities	(282,459)	(105,797)
Net (Decrease)/Increase in Cash and Cash Equivalents	(1,658)	12,193
Cash and Cash Equivalents - Beginning of Period	43,364	45,748
Cash and Cash Equivalents - End of Period	$41,706	$57,941

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.